Exhibit 10.2

June 28, 2013

Leonard Feinstein
Bed Bath & Beyond Inc.
2 Jericho Plaza
Jericho, NY 11753

Dear Mr. Feinstein:

We write to confirm that, having agreed in principle on an extension of your employment agreement, as amended (the "Agreement"), and in order to provide time to agree upon the terms thereof, you were not deemed to have exercised your option to elect senior status under the Agreement, and you will not go on senior status on June 30, 2013.  In the interim, the provisions of the Agreement shall remain in effect, except to the extent inconsistent with this letter.

As discussed, in addition to any rights that you and the company have to terminate employment under Sections 7 and 8 of the Agreement, either of us may, effective on no less than 120 days prior written notice to the other, terminate your current employment arrangement and commence your senior status period under the Agreement (with the effective date of any such termination being the "Final Date" under the Agreement).

BED BATH & BEYOND INC.

By:   /s/ Steven H. Temares
         Steven H. Temares
         Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Leonard Feinstein
Leonard Feinstein